UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

NEW LEAF BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 951-3956

(Registrant's telephone number, including area code)

Baywood International, Inc.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification of Rights of Security Holders.

On October 20, 2009, pursuant to the approval by our preferred stock holders and our Board of Directors, we filed Certificates of Amendment to the Certificates of Designation of our Class A Preferred Shares (the “Series A Preferred Stock”), our Series I 8% Cumulative Convertible Preferred Stock (the “Series I Preferred Stock”), and our Series J 6% Redeemable Convertible Preferred Stock (the “Series J Preferred Stock”) (together, the “Amendments”). The Amendments have the effect of causing the outstanding shares of our Series A, Series I and Series J Preferred Stock to be converted into shares of our common stock, with an effective date of August 31, 2009.

With respect to our Series A Preferred Stock, the number of common shares to be issued is determined by dividing the total number of shares of Series A Preferred Stock held by each holder, by 20. Fractional shares will be rounded up to the nearest whole share. On October 26, 2009, there were 35,000 shares of Series A Preferred Stock outstanding that will be converted into 1,750 shares of our common stock.

With respect to our Series I Preferred Stock, the number of common shares to be issued is determined by dividing the stated value held by each holder, plus the value of accrued and unpaid dividends, by a fixed conversion price of $0.30. Fractional shares will be rounded up to the nearest whole share. On October 26, 2009, there were 535,000 shares of Series I Preferred Stock outstanding. We anticipate issuing approximately 19,690,136 shares of our common stock upon conversion of the Series I Preferred Stock and the conversion of the accrued and unpaid dividends related to the Series I Preferred Stock.

With respect to our Series J Preferred Stock, the number of common shares to be issued is determined by dividing the stated value held by each holder, plus the value of accrued and unpaid dividends, by a fixed conversion price of $0.30. Fractional shares will be rounded up to the nearest whole share. On October 26, 2009, there were 20,000 shares of Series J Preferred Stock outstanding. We anticipate issuing approximately 693,334 shares of our common stock upon conversion of the Series J Preferred Stock and the conversion of the accrued and unpaid dividends related to the Series J Preferred Stock.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Certificate of Designation of Class A Preferred Shares, the Certificate of Amendment to the Certificate of Designation of Series I 8% Cumulative Convertible Preferred Stock, and the Certificate of Amendment to the Certificate of Designation of Series J 6% Redeemable Convertible Preferred Stock filed as Exhibits 4.1, 4.2 and 4.3, respectively, filed with this report, and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our Company’s business based, in part, on assumptions made by our management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC.

In addition, such statements could be affected by risks and uncertainties related to our financial condition, factors that affect our industry, market and customer acceptance, competition, government regulations and requirements, general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01

Financial Statements and Exhibits.

EXHIBIT

NUMBER

DESCRIPTION

4.1

Certificate of Amendment to Certificate of Designation of Class A Preferred Shares (filed herewith).

4.2

Certificate of Amendment to Certificate of Designation of Series I 8% Cumulative Convertible Preferred Stock (filed herewith).

4.3

Certificate of Amendment to Certificate of Designation of Series J 6% Redeemable Convertible Preferred Stock (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2009	By:	/s/ Eric Skae
	Name:	Eric Skae
	Title:	Chief Executive Officer

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